EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form F-3 No. 333-233852) of China Natural Resources, Inc., and

(2)

Registration Statement (Form F-3 No. 333-252895) of China Natural Resources, Inc.;

of our report dated April 23, 2021, with respect to the consolidated financial statements of China Natural Resources, Inc. included in this Annual Report (Form 20-F) of China Natural Resources, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 23, 2021